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                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 2000 relating to the 1999 and 1998 consolidated financial statements, which is included in Four Oaks Fincorp, Inc.'s Annual Report on Form 10KSB for the year ended December 31, 2000.


/s/ PRICEWATERHOUSECOOPERS LLP

Raleigh, North Carolina
September 20, 2001